UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street
Suite 1100
Indianapolis, IN	46204
(Address of principal executive offices)	(Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amended and Restated Credit Agreement

On July 1, 2014, Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”) providing for a $500 million unsecured revolving credit facility (the “Revolving Facility”) and a $230 million unsecured term loan facility (the “Term Loan”) with KeyBank National Association, as Administrative Agent (the “Agent”), and the other lenders party thereto. The Amended Credit Agreement amended, restated and consolidated the Third Amended and Restated Credit Agreement, dated February 26, 2013 (the “Prior Credit Agreement”), among Kite Realty Group Trust (the “Company”), the Operating Partnership, the Agent and the other lenders party thereto and the Term Loan Agreement, dated as of February 26, 2013, by and among the Company, the Operating Partnership, the Agent and the lender parties thereto, as amended (the “Prior Term Loan Agreement”).

The Revolving Facility has a scheduled maturity date of July 1, 2018 (compared to February 26, 2017 under the Prior Credit Agreement), which maturity date may be extended for up to two additional periods of six months at the Operating Partnership’s option subject to certain conditions.  The Term Loan has a scheduled maturity date of July 1, 2019 (compared to August 21, 2018 under the Prior Term Loan Agreement), which maturity date may be extended until January 1, 2020 at the Operating Partnership’s option, subject to certain conditions.

The Operating Partnership has the option to increase the Revolving Facility to $750 million, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Operating Partnership has the option to increase the Term Loan to provide for an additional $170 million in term loans, subject to certain conditions, including obtaining commitments from any one or more lenders, whether or not currently party to the Amended Credit Agreement, to provide such increased amounts.  The Amended Credit Agreement permits the Operating Partnership to utilize up to $50 million of the Revolving Facility for the issuance of letters of credit and includes swingline loan capacity for up to $50 million in same day borrowings.

Prior to the Company or the Operating Partnership obtaining a credit rating of BBB- or higher from Standard & Poor’s Rating Services or Baa3 or higher from Moody’s Investors Services, Inc. (an “Investment Grade Rating”), (i) borrowings under the Amended Credit Agreement with respect to the Revolving Facility will, subject to certain exceptions, bear interest at a rate of LIBOR plus an applicable margin of 140 to 200 basis points, depending on the Operating Partnership’s leverage ratio and (ii) borrowings under the Amended Credit Agreement with respect to the Term Loan will, subject to certain exceptions, bear interest at a rate of LIBOR plus an applicable margin of 135 to 190 basis points, depending on the Operating Partnership’s leverage ratio.

In the event that the Company or the Operating Partnership obtains an Investment Grade Rating and elects to use such Investment Grade Rating as the basis for determining the interest rate under the Amended Credit Agreement, the applicable margin will be determined by such credit rating rather than the leverage ratio. In such event, (i) borrowings under the Amended Credit Agreement with respect to the Revolving Facility will, subject to certain exceptions, bear interest at a rate of LIBOR plus an applicable margin of 87.5 to 170 basis points, depending on the credit rating and (ii) borrowings under the Amended Credit Agreement with respect to the Term Loan will, subject to certain exceptions, bear interest at a rate of LIBOR plus an applicable margin of 95 to 190 basis points, depending on the credit rating.

Prior to the Company or the Operating Partnership obtaining an Investment Grade Rating, an unused commitment fee of 15 to 25 basis points, depending on the amount of Revolving Facility borrowings under the Amended Credit Agreement, accrues on unused portions of the Revolving Facility commitments under the Amended Credit Agreement.  After the date on which the Company or the Operating Partnership obtains an Investment Grade Rating and elects to use such Investment Grade Rating as the basis for determining the interest rate under the Amended Credit Agreement, the Operating Partnership is required to pay a quarterly facility fee on the Revolving Facility in an amount equal to the aggregate amount of the Revolving Facility multiplied by an applicable margin, which varies from 12.5 basis points to 25 basis depending on the credit rating.

The proceeds of borrowings under the Amended Credit Agreement will be used by the Operating Partnership for general corporate purposes.

The Operating Partnership’s ability to borrow under the Credit Agreement will be subject to ongoing compliance by the Company, the Operating Partnership and their subsidiaries with various restrictive covenants similar to those in the Prior Credit Agreement and Prior Term Loan Agreement, including with respect to liens, indebtedness, investments, dividends, mergers and asset sales.  In addition, the Credit Agreement requires that the Company satisfy certain financial covenants, including:

•                  a maximum leverage ratio of 60%;

•                  Adjusted EBITDA (as defined in the Amended Credit Agreement) to fixed charges coverage ratio of at least 1.50 to 1.00;

•                  minimum tangible net worth (defined as Total Asset Value less Total Indebtedness) of $1.4 billion (plus 75% of the net proceeds of any future equity issuances);

•                  ratio of secured recourse debt to total asset value of no more than .20 to 1.00 at any time on or prior to June 30, 2015, or .15 to 1.00 at any time thereafter;

•                  ratio of secured indebtedness to total asset value of no more than .50 to 1.00 at any time on or prior to June 30, 2015, or .45 to 1.00 at any time thereafter;

•                  ratio of unsecured debt of the Company, Operating Partnership and their respective subsidiaries not to exceed .625 to 1.00 at any time on or prior to June 30, 2015, or .60 to 1.00 at any time thereafter;

•                  ratio of net operating income attributable to the then current eligible unencumbered pool of properties to unsecured debt interest expense to be less than 1.75 to 1.00 at any time;

•                  the number of properties then included in the unencumbered pool of properties to be less than 20 at any time; and

•                  the aggregate value of the properties then included in an unencumbered pool of properties to be less than $650,000,000 at any time.

The Amended Credit Agreement includes customary representations and warranties, which must continue to be true and correct in all material respects as a condition to future draws under the Revolving Facility and the Term Loan. The Amended Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations under the Amended Credit Agreement to be immediately due and payable.

Several of the Operating Partnership’s subsidiaries are guarantors under the Amended Credit Agreement.  Pursuant to a Third Amended and Restated Guaranty, dated as of July 1, 2014, by certain subsidiaries of the Operating Partnership (collectively, the “Guarantors”), the Guarantors have guaranteed payment and performance of the Operating Partnership’s obligations under the Amended Credit Agreement.

Further, pursuant to a Springing Guaranty, dated as of July 1, 2014,  the Company agreed to guaranty all obligations under the Amended Credit Agreement upon the occurrence of, but not prior to, certain specified events, including without limitation (i) the Company entering into or conducting any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Operating Partnership and the management of the business of the Operating Partnership, (ii) the Company guaranteeing, or otherwise becoming obligated in respect of, any debt (other than certain permitted debt or obligations) or (iii) the occurrence of certain bankruptcy or insolvency events with respect to the Company or the Operating Partnership.

The forgoing summary is qualified in its entirety by reference to the copy of the Amended Credit Agreement attached as Exhibit 10.1 hereto, the Third Amended and Restated Guaranty attached as Exhibit 10.2 hereto, and the Springing Guaranty attached as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 1, 2014, the Company completed the merger transactions contemplated by the Agreement and Plan of Merger by and among the Company, KRG Magellan, LLC (“Merger Sub”) and Inland Diversified Real Estate Trust, Inc. (“Inland Diversified”), dated February 9, 2014 (the “Merger Agreement”), pursuant to which Inland Diversified merged with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock, par value $0.001 per share, of Inland Diversified (“Inland Diversified Common Stock”) was converted into the right to receive 1.707 of the Company’s common shares, par value $0.01 per share (“Kite Realty Common Shares”), with cash paid in lieu of fractional shares. The Company issued 201,089,235 Kite Realty Common Shares as consideration in the Merger. Based on the closing price of the Company’s common shares on June 30, 2014, as reported on the New York Stock Exchange, the aggregate value of the merger consideration paid or payable to former holders of Inland Diversified Common Stock was approximately $1.2 billion.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2014, and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As a result of the merger transactions contemplated by the Merger Agreement, on July 1, 2014, the Company, through certain of its subsidiaries, assumed approximately $860 million aggregate principal amount of existing mortgage indebtedness of Inland Diversified and its subsidiaries (41 of which were wholly-owned by Inland Diversified). The mortgage loans are secured by a total of 47 underlying properties (41 of which were wholly-owned by Inland Diversified), bear interest at fixed rates ranging from 3.81% to 6.19% per annum or at a variable rates ranging from LIBOR plus 1.75% to LIBOR to 2.75% (as of July 1, 2014) and have remaining maturities ranging from approximately 11 months to 8 years and nine months. The agreements governing all of the mortgages contain customary rights of the lender to accelerate the loan upon, among other things, a payment default or if certain representations and warranties made by the borrower are untrue.

The information under the Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

As previously disclosed, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Company’s Board of Trustees (the “Board”) was increased to nine members, six of whom are continuing trustees of the Company and three of whom were designated by Inland Diversified. The three Inland Diversified designees to the Board are Lee A. Daniels, Gerald W. Grupe and Charles H. Wurtzebach, all of whom were independent directors of Inland Diversified. Messrs. Daniels and Grupe and Dr. Wurtzebach comprised the independent special committee (the “Special Committee”) appointed by the board of directors of Inland Diversified to evaluate, review of and negotiate various liquidity and strategic alternatives for Inland Diversified and to execute any transaction recommended by the Special Committee and approved by the board of Inland Diversified. The Special Committee considered and recommended approval of the Merger to the board of directors of Inland Diversified.

Effective July 1, 2014, the Board elected Mr. Daniels, Mr. Grupe and Dr. Wurtzebach as trustees of the Company.  Dr. Wurtzebach was also appointed chairman of the Audit Committee of the Board. The Board has determined, after considering all of the relevant facts and circumstances known as of the date hereof, that each of Messrs. Daniels and Grupe and Dr. Wurtzebach is an independent trustee in accordance with the NYSE listing standards and the Company’s Corporate Governance Guidelines.

Lee A. Daniels served as an independent director of Inland Diversified from September 2008 until the closing of the Merger and also served as the chairman of Inland Diversified’s nominating and corporate governance committee and as a member of Inland Diversified’s audit committee. Mr. Daniels has served as an independent director of Inland Real Estate Income Trust, Inc. since February 2012, and serves as a member of the Audit Committee of Inland Real Estate Income Trust, Inc. Mr. Daniels founded Lee Daniels & Associates, LLC, a consulting firm for government and community relations, in February 2007. From 2007 to 2012 Mr. Daniels was a principal in a commercial real estate firm. From 1992 to 2006, Mr. Daniels was an equity partner at the Chicago law firm of Bell Boyd & Lloyd, and previously had been an equity partner at Katten Muchin & Zavis from 1982 to 1991 and Daniels & Faris from 1967 to 1982. From 1971 to 1974, Mr. Daniels served as Special Assistant Attorney General for the State of Illinois. Mr. Daniels also served as a member of the Illinois House of Representatives from 1975 to 2007, and was Speaker of the Illinois House of Representatives from 1995 to 1997 and Minority Leader from 1983 to 1995 and 1998 to 2003. Mr. Daniels currently serves as the Chairman of Haymarket Center in Chicago (member since June 2010) and previously on the Board of Governors (1990 — 2013) and Healthcare Board of Trustees (1981 — 2013) for Elmhurst Memorial Hospital. Mr. Daniels also previously served on Boards of Directors of Suburban Bank of Elmhurst and Elmhurst Federal Savings and Loan Association.

Gerald W. Grupe served as an independent director of Inland Diversified from October 2009 until the closing of the Merger, and also served on Inland Diversified’s nominating and corporate governance committee. Mr. Grupe founded Ideal Insurance Agency, Inc., serving as president and chief executive officer from June 1980 to June 2009. Ideal provides insurance program administration, claims administration and related services to public and quasi-public entities in Illinois, including representing the Volunteer Firemen’s Insurance Services, for which Mr. Grupe served as regional director from June 1974 to June 2009. Mr. Grupe retired from Ideal in June 2009. In addition, Mr. Grupe served as the chairman of the board of the Illinois Public Risk Fund from 1984 to June 2006 and served as its treasurer from June 2006 to June 2009.

Charles H. Wurtzebach, Ph.D., served as an independent director of Inland Diversified from May 2009 until the closing of the Merger, and also served on Inland Diversified’s nominating and corporate governance committee and as chairman of Inland Diversified’s audit committee. Dr. Wurtzebach is currently the George L. Ruff Professor in Real Estate Studies in the Department of Real Estate at DePaul University in Chicago, Illinois. Dr. Wurtzebach joined the faculty at DePaul University in January 2009. From 1999 to November 2008, Dr. Wurtzebach served as managing director and property chief investment officer of Henderson Global Investors (North America) Inc. Dr. Wurtzebach was president and chief executive officer of Heitman Capital Management from June 1994 to May 1998 and president of JMB Institutional Realty from June 1991 to June 1994. In addition, Dr. Wurtzebach was the Director of the Real Estate and Urban Land Economics program within the Graduate School of Business at the University of Texas at Austin from 1974 to 1986. Dr. Wurtzebach has co-authored or acted as co-editor of several books including Modern Real Estate, co-authored with Mike Miles, and Managing Real Estate Portfolios, co-edited with Susan Hudson-Wilson, and has authored numerous academic and professional articles.  He currently serves as an independent director of the Board of Directors of RREEF Property Trust, Inc. where he also serves as the chairman of the audit committee.

In connection with their election as members of the Board, each of Messrs. Daniels and Grupe and Dr. Wurtzebach will be entitled to certain compensation that all of the Company’s non-employee trustees receive, including: (i) a $42,500 annual retainer paid, at the trustees’ election,  in cash, in common shares that will vest one year from the date of grant or in deferred share units that are fully vested on the date of grant , (ii) 3,000 restricted common shares that will vest one year from the date of grant, which were granted upon such trustees’ initial election to the Board, and (iii) annual grants of restricted common shares with an aggregate value of $42,500 that will vest one year from the date of grant. The compensation described in clauses (i) and (iii) above will be pro-rated for such trustees’ service in 2014.

As non-employee trustees, each of Messrs. Daniels and Grupe and Dr. Wurtzebach may elect to defer eligible fee and retainer compensation until such time as his service on the Board is terminated, pursuant to the Company’s Trustee Deferred Compensation Plan. Pursuant to the plan, equity compensation which is deferred vests immediately and is credited as a number of deferred share units to an individual account for each trustee. A share unit represents an unfunded right to receive one of the Company’s common shares at a future date. Share units are credited with dividend equivalents to the extent dividends are paid on the Company’s common shares.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2014, and is incorporated by reference herein. The foregoing description of the agreement to increase the size of the Board and appoint three trustees designated by Inland Diversified to the Board is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Departure of Directors

As previously disclosed, effective upon the closing of the Merger on July 1, 2014, Dr. Richard A. Cosier and Mr. Gerald L. Moss each has resigned from the Board.

Appointment of Certain Officers

On July 7, 2014, the Board appointed Thomas R. Olinger, Senior Vice President of Accounting and Corporate Secretary of the Company, to the additional position of Chief Accounting Officer of the Company, effective immediately. Mr. Olinger is 56 years old and has served as the Company’s Senior Vice President of Accounting since 2009 and as the Company’s Corporate Secretary since 2010. Prior to that, Mr. Olinger served as Vice President — SEC and Financial Reporting of the Company from the time of the Company’s initial public offering in 2004 to 2009. Prior to the Company’s initial public offering, Mr. Olinger was Manager of SEC and Financial Reporting for Thomson, Inc. from 2000 to 2004, Senior Vice President and Chief Financial Officer of DMR Financial Services, Inc. from 1997 to 2000, Senior Vice President and Chief Financial Officer of Banc One Financial Services, Inc. from 1994 to 1997, Secretary and Treasurer of Old National Bancorp from 1989 to 1994 and Experienced Audit Manager with Arthur Andersen from 1980 to 1989.  Mr. Olinger holds a B.S. degree in Accounting from Indiana University.

Compensatory Arrangements of Certain Officers

In connection with the successful closing of the Merger and in recognition of the increase in the size of the Company and the scale of its operations, the Board awarded the Company’s executive officers and certain other employees of the Company a special one-time award of cash and restricted shares of the Company. In the aggregate, the Board made awards of approximately $1.1 million in cash and granted 1,175,075 restricted common shares of the Company to such executive officers and employees. Each restricted common share award will vest ratably on each of July 1, 2015, 2016, 2017 and 2018. John A. Kite, the Company’s Chief Executive Officer and Chairman of the Board, received a cash award of $500,000 and a grant of 732,899 restricted common shares of the Company. Thomas K. McGowan, the Company’s President and Chief Operating Officer, received a cash award of $150,000 and a grant of 219,869 restricted common shares of the Company. Daniel R. Sink, the Company’s Executive Vice President and Chief Financial Officer, received a cash award of $100,000 and a grant of 146,579 restricted common shares of the Company.

Item 8.01 Other Events.

On July 1, 2014, the Company issued a press release announcing the closing of the Merger. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Kite Realty Group Trust, KRG Magellan, LLC and Inland Diversified Real Estate Trust, Inc., dated February 9, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2014).

10.1

Fourth Amended and Restated Credit Agreement, dated as of July 1, 2014, by and among the Operating Partnership, KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent with respect to the Revolving Facility, Wells Fargo Bank, National Association, as Syndication Agent with respect to the Term Loan, Wells Fargo Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents with respect to the Revolving Facility, JPMorgan Chase Bank, N.A., Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents with respect to the Term Loan, KeyBanc Capital Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Lead Arrangers with respect to the Revolving Facility, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as Co-Lead Arrangers with respect to the Term Loan, and the other lenders party thereto.

10.2	Third Amended and Restated Guaranty, dated as of July 1, 2014, by KRG Magellan, LLC and certain subsidiaries of the Operating Partnership party thereto.

10.3	Springing Guaranty, dated as of July 1, 2014, by the Company.

99.1	Press release dated July 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

July 8, 2014	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among Kite Realty Group Trust, KRG Magellan, LLC and Inland Diversified Real Estate Trust, Inc., dated February 9, 2014 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2014).

10.1

Fourth Amended and Restated Credit Agreement, dated as of July 1, 2014, by and among the Operating Partnership, KeyBank National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent with respect to the Revolving Facility, Wells Fargo Bank, National Association, as Syndication Agent with respect to the Term Loan, Wells Fargo Bank, National Association and U.S. Bank National Association, as Co-Documentation Agents with respect to the Revolving Facility, JPMorgan Chase Bank, N.A., Bank of America, N.A. and U.S. Bank National Association, as Co-Documentation Agents with respect to the Term Loan, KeyBanc Capital Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Co-Lead Arrangers with respect to the Revolving Facility, KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as Co-Lead Arrangers with respect to the Term Loan, and the other lenders party thereto.

10.2	Third Amended and Restated Guaranty, dated as of July 1, 2014, by KRG Magellan, LLC and certain subsidiaries of the Operating Partnership party thereto.

10.3	Springing Guaranty, dated as of July 1, 2014, by the Company.

99.1	Press release dated July 1, 2014.